UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	333-192760	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25-28 North Wall Quay

International Financial Services Centre

Dublin 1, Ireland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 353-1-649-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Supplemental Indenture

As previously disclosed, on December 19, 2013, Endo Finance Co. (the “Escrow Issuer”), a wholly owned subsidiary of Endo Health Solutions Inc. (“Endo”), entered into an indenture, dated as of December 19, 2013 (the “5.75% Notes Indenture”), between the Escrow Issuer and Wells Fargo Bank, National Association, as trustee, pursuant to which the Escrow Issuer issued $700 million aggregate principal amount of 5.75% Senior Notes due 2022 (the “5.75% Notes”). Upon issuance of the 5.75% Notes, 100% of the gross proceeds (the “Escrowed Funds”) were deposited with an escrow agent to be held until (a) consummation of the Transactions (as defined below) or (b) the earlier of upon the earlier of July 1, 2014 or the date that Endo had determined to terminate or abandon the Transactions.

As described below, the Transactions were consummated on February 28, 2014 and, as a result, the Escrowed Funds were released from escrow. The Escrowed Funds were used, together with borrowings under the term loan portion of Endo International plc’s (formerly known as Endo International Limited, which was formerly known as Sportwell Limited) (“New Endo”) new senior secured credit facility, to refinance certain existing indebtedness of Endo, to pay related fees and expenses in connection with the offering of the 5.75% Notes, with the remainder to be used for general corporate purposes, which may include strategic acquisitions.

Upon release of the Escrowed Funds from escrow: (a) the Escrow Issuer merged with and into Endo Finance LLC, a wholly owned subsidiary of New Endo (the “Issuer”), with the Issuer as the surviving entity in the merger, and by entry into a supplemental indenture to the Indenture (the “5.75% Notes Supplemental Indenture”), the Issuer assumed all of the Escrow Issuer’s rights and obligations and succeeded to all of the Escrow Issuer’s obligations under the 5.75% Notes Indenture and the 5.75% Notes; (b) Endo Finco Inc., a wholly owned subsidiary of New Endo (the “Co-Obligor”), by entry into the 5.75% Notes Supplemental Indenture, became a co-obligor under the Indenture and the 5.75% Notes; and (c) Endo and certain subsidiaries of Endo and New Endo, by entry into the 5.75% Notes Supplemental Indenture, jointly and severally guaranteed the Issuer’s and the Co-Obligor’s obligations under the 5.75% Notes Indenture and the 5.75% Notes.

The foregoing summary of the 5.75% Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 5.75% Notes Supplemental Indenture, a copy of which is filed with this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Convertible Notes Supplemental Indenture

On February 28, 2014, Endo, New Endo and The Bank of New York Mellon (formerly The Bank of New York) (the “Convertible Notes Trustee”), entered into the First Supplemental Indenture (the “Convertible Notes Supplemental Indenture”) to the Indenture dated as of April 15, 2008 (the “Convertible Notes Indenture”), by and between Endo and the Convertible Notes Trustee. The Convertible Notes Supplemental Indenture states that, as provided in the Arrangement Agreement, each of Endo’s 1.75% Convertible Senior Subordinated Notes due April 15, 2015 issued pursuant to the Convertible Notes Indenture became convertible into New Endo ordinary shares and provides that New Endo, as the co-obligor, assumes, jointly and severally with Endo, liability for all payments, deliveries and performance under the Convertible Notes Indenture.

The foregoing summary of the Convertible Notes Supplemental Indenture is not complete, and is qualified in its entirety by reference to the full and complete text of the Convertible Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Letter Agreement and Warrant Guarantee

On February 28, 2014, Endo entered into a Warrant Letter Agreement (the “Letter Agreement”) with Deutsche Bank AG, London Branch (the “Counterparty”), amending the Confirmation, dated as of April 9, 2008, between Endo and the Counterparty pursuant to which Endo sold to the Counterparty, and the Counterparty purchased from Endo, warrants to purchase Endo common shares (the “Warrants”). Pursuant to the Letter Agreement, New Endo may elect to settle the obligations under the Warrants by delivering either New Endo ordinary shares or cash.

On February 28, 2014, Endo entered into a Guarantee with New Endo pursuant to which New Endo will guarantee all payments, deliveries and performance by Endo under the Warrants.

Credit Facility

On February 28, 2014, Endo Luxembourg Finance Company I S.à.r.l. and Endo LLC (collectively, the “Borrowers”) established a $1.1 billion, five-year senior secured term loan facility (the “Term A Loan Facility”), a $425.0 million, seven-year senior secured term loan facility (the “Term B Loan Facility”) and a $750.0 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility”, and together with the Term A Loan Facility and the Term B Loan Facility, the “Credit Facility”), the terms of which are set forth in a Credit Agreement dated as of February 28, 2014 (the “Credit Agreement”) among the Borrowers, Endo Limited, Endo Management Limited, Endo Luxembourg Holding Company S.à.r.l., the lenders named therein, Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”), collateral agent, issuing bank and swingline lender.

The Credit Facility will be available for letters of credit, working capital and general corporate purposes (including the making of certain intercompany proceeds loans to effect the refinancing of certain existing indebtedness of Endo and its subsidiaries and certain other Transactions (as defined in the Credit Agreement) by certain affiliates of the Borrowers). The Credit Agreement provides that with respect to the Revolving Credit Facility up to $50.0 million of U.S. dollar equivalent (which amount may be increased up to $75.0 million with the consent of the Administrative Agent) is available for letters of credit and up to $50.0 million (which amount may be increased up to $75.0 million with the consent of the Administrative Agent) is available for swing line loans (the “Swing Line Loans”) on same-day notice. The Credit Agreement also permits up to $1.0 billion of additional revolving or term loan commitments (which amount may be unlimited if the Secured Leverage Ratio (as defined in the Credit Agreement), at the time of incurrence of such additional commitments and after giving effect thereto on a pro forma basis, is less than or equal to 2.75 to 1.00 (assuming for purposes of such calculation that all commitments under the Revolving Credit Facility are fully drawn)) from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent) without the need for consent from any of the existing lenders under the Credit Facility.

The obligations of the Borrowers under the Credit Facility are guaranteed by Endo Limited and certain of its subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of Endo Limited and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of certain of Endo Limited’s and the Subsidiary Guarantors’ subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of Endo Limited and each Subsidiary Guarantor, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Borrowers believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with Endo Limited’s and the Borrowers’ affiliates. The Credit Agreement also requires Endo Limited to maintain a maximum leverage ratio and minimum interest coverage ratio.

As set forth in the Credit Agreement, borrowings under the Credit Facility will bear interest at an amount equal to a rate calculated based on the type of borrowing and Endo Limited’s Leverage Ratio (as defined in the Credit Agreement) from time to time. For example, for the Term A Loan Facility and revolving loans (other than Swing Line Loans), the Borrowers may elect to pay interest based on an adjusted LIBOR rate plus between 1.50% and 2.25% or an Alternate Base Rate (as defined in the Credit Agreement) plus between 0.50% and 1.25%. For the Term B Loan Facility, the Borrowers may elect to pay interest based on an adjusted LIBOR rate plus 2.50% or an Alternate Base Rate plus 1.50%. In addition, the Term B Loan Facility has an adjusted LIBOR “floor” of 0.75%. The Borrowers will also pay a commitment fee of between 30 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on Endo Limited’s Leverage Ratio from time to time.

At any time when the Borrowers are in default on the payment of any amount of principal owing under the Credit Facility, such amount will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Overdue interest, fees and other amounts owing under the Credit Facility will bear interest at a rate per annum equal to the rate applicable to the Alternate Base Rate loans plus an additional 2.0%.

As of the date of this filing, the Borrowers have not drawn any amounts under the Revolving Credit Facility.

The foregoing summary of the Credit Agreement is not complete, and is qualified in its entirety by reference to the full and complete text of the Credit Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 28, 2014, pursuant to that certain Arrangement Agreement, dated November 5, 2013, among Endo, New Endo, Endo Limited (formerly known as Sportwell II Limited), Endo U.S. Inc. (formerly known as ULU Acquisition Corp.), RDS Merger Sub, LLC (“Merger Sub”), 8312214 Canada Inc. and Paladin Labs Inc. (“Paladin”) (a) New Endo indirectly acquired all of the outstanding common shares of Paladin pursuant to a plan of arrangement under Canadian law (the “Arrangement”); and (b) Merger Sub merged with and into Endo, with Endo as the surviving corporation in the merger (the “Merger” and, together with the Arrangement, the “Transactions”). Following consummation of the Transactions, each of Endo and Paladin became indirect wholly owned subsidiaries of New Endo.

Pursuant to the Arrangement, (a) Paladin shareholders received $1.16 (CAD) in cash, 1.6331 newly issued New Endo ordinary shares and one common share of Knight Therapeutics Inc., a newly formed corporation incorporated under the laws of Canada that was separated from Paladin as part of the Transactions, in exchange for each Paladin common share held by such shareholders; (b) all options to acquire Paladin common shares were settled on a cash-less exercise basis for New Endo ordinary shares and common shares of Knight Therapeutics in an amount reflecting the arrangement consideration; and (c) unvested rights to receive additional common shares under Paladin’s share purchase plan were settled for a cash amount based on the Paladin common share price immediately prior to the effective time of the Arrangement. At the effective time of the Merger, each share of Endo common stock was cancelled and automatically converted into the right to receive one New Endo ordinary share.

The issuance of New Endo ordinary shares in connection with the Transactions was registered under the Securities Act of 1933, as amended, pursuant to New Endo’s registration statement on Form S-4 (File No. 333-192760) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on January 24, 2014. The definitive proxy statement/prospectus of New Endo and Endo, dated January 24, 2014, that forms a part of the Registration Statement contains additional information about the Transactions and the other transactions contemplated by the Arrangement Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Endo and Paladin in the Transactions.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Endo is the successor issuer to Endo. New Endo’s ordinary shares are deemed to be registered under Section 12(b) of the Exchange Act, and New Endo is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. New Endo’s ordinary shares were approved for listing on (a) The NASDAQ Global Market (“NASDAQ”) and trade under the symbol “ENDP” and (b) Toronto Stock Exchange (“TSX”) and trade under the symbol “ENL.”

Prior to the Transactions, Endo’s common shares were registered pursuant to Section 12(b) of the Exchange Act and listed on NASDAQ, and Paladin’s common shares were listed on TSX. Endo’s common shares were delisted from trading on NASDAQ as of close of business on February 28, 2014, and Paladin’s common shares were delisted from trading on the TSX as of close of business on February 28, 2014. Endo expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of Endo’s common shares. Paladin expects to file the required notices and applications for Paladin to cease to be a reporting issuer in the jurisdictions where Paladin is currently a reporting issuer.

The foregoing description of the Arrangement Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement filed as Exhibit 2.1 to Endo’s Current Report on Form 8-K dated as of November 5, 2013, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Securityholders

In connection with the Transactions, on February 28, 2014, each Endo common share was cancelled and automatically converted into the right to receive one New Endo ordinary share. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2014, in connection with the Transactions, each of New Endo’s executive officers immediately prior to the Transactions and each of the members of New Endo’s board of directors immediately prior to the Transactions resigned, other than David B. Nash, M.D., M.B.A. who submitted his resignation effective February 24, 2014.

Appointment of Executive Officers

In connection with the Transactions, the following individuals were appointed as the executive officers of New Endo, effective immediately following the consummation of the Transactions:

Name	Position(s)
Rajiv De Silva	President and Chief Executive Officer
Suketu P. Upadhyay	Executive Vice President & Chief Financial Officer
Caroline B. Manogue	Executive Vice President, Chief Legal Officer & Secretary
Donald W. DeGolyer	Chief Operating Officer, Pharmaceuticals
Camille Farhat	President, American Medical Systems, Inc.
Daniel A. Rudio	Vice President, Controller & Chief Accounting Officer

Appointment of Directors

In connection with the Transactions, on February 28, 2014, the members of Endo’s board of directors (other than Dr. Nash) were appointed as members of New Endo’s board of directors, effective immediately following the consummation of the Transactions. The following individuals have been appointed to New Endo’s board of directors: Roger H. Kimmel, John J. Delucca, Arthur J. Higgins, Nancy J. Hutson, Michael Hyatt, William P. Montague, Jill D. Smith, William F. Spengler and Rajiv De Silva. Mr. Kimmel has been designated as chairman of the board. Members of the board of directors of New Endo will receive compensation under New Endo’s director compensation program which consists of annual cash retainers, cash meeting fees, and an annual award of restricted stock units.

On February 28, 2014, the committees of the board of directors were constituted as follows:

Audit Committee	Roger H. Kimmel John J. Delucca (Chairman) William P. Montague Jill D. Smith William F. Spengler

Compensation Committee	John J. Delucca Arthur J. Higgins Michael Hyatt William P. Montague (Chairman) William F. Spengler

Nominating and Governance Committee	Roger H. Kimmel (Chairman) Nancy J. Hutson, Ph.D. Michael Hyatt William P. Montague Jill D. Smith

Operations Committee	Nancy J. Hutson, Ph.D. (Chairman) Arthur J. Higgins Roger H. Kimmel Jill D. Smith William F. Spengler

Transactions Committee	Roger H. Kimmel Arthur J. Higgins Nancy J. Hutson, Ph.D. Michael Hyatt (Chairman) William P. Montague

There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Arrangement Agreement.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in (i) the Registration Statement and (ii) Endo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (which was filed with the SEC on February 28, 2014), and such information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2014, New Endo’s Certificate of Incorporation on re-registration as a public limited company was issued by the Irish Companies Registration Office. The Certificate of Incorporation on re-registration as a public limited company is attached hereto as Exhibit 3.1 and is incorporated herein by reference. On February 28, 2014, in connection with the consummation of the Transactions, New Endo adopted its Memorandum and Articles of Association. The Memorandum and Articles of Association of New Endo is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2014, New Endo issued a press release announcing, among other things, the completion of its acquisition of Paladin. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

2.1	Arrangement Agreement, dated as of November 5, 2013, among Endo Health Solutions Inc., Endo International plc (formerly known as Endo International Limited, which was formerly known as Sportwell Limited), Endo Limited (formerly known as Sportwell II Limited), Endo U.S. Inc. (formerly known as ULU Acquisition Corp.), RDS Merger Sub, LLC, 8312214 Canada Inc., and Paladin Labs Inc. (incorporated by reference to Exhibit 2.1 of Endo Health Solutions Inc.’s Current Report on Form 8-K, dated November 5, 2013).

3.1	Certificate of Incorporation on re-registration as a public limited company of Endo International plc.

3.2	Memorandum and Articles of Association of Endo International plc.

4.1	Supplemental Indenture, dated February 28, 2014, among Endo Finance LLC, Endo Finco Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of February 28, 2014, by and among Endo Health Solutions Inc., Endo International plc, as co-obligor, and The Bank of New York Mellon, as trustee.

4.3	Credit Agreement, dated as of February 28, 2014, among Endo Limited, Endo Management Limited, Endo Luxembourg Holding Company S.a.r.l., Endo Luxembourg Finance Company I S.a.r.l., Endo LLC (formerly known as NIMA Acquisition, LLC), the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, issuing bank and swingline lender.

99.1	Press Release of Endo International plc, dated February 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014

ENDO INTERNATIONAL PLC

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

Index of Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement, dated as of November 5, 2013, among Endo Health Solutions Inc., Endo International plc (formerly known as Endo International Limited, which was formerly known as Sportwell Limited), Endo Limited (formerly known as Sportwell II Limited), Endo U.S. Inc. (formerly known as ULU Acquisition Corp.), RDS Merger Sub, LLC, 8312214 Canada Inc., and Paladin Labs Inc. (incorporated by reference to Exhibit 2.1 of Endo Health Solutions Inc.’s Current Report on Form 8-K, dated November 5, 2013).

3.1	Certificate of Incorporation on re-registration as a public limited company of Endo International plc.

3.2	Memorandum and Articles of Association of Endo International plc.

4.1	Supplemental Indenture, dated February 28, 2014, among Endo Finance LLC, Endo Finco Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of February 28, 2014, by and among Endo Health Solutions Inc., Endo International plc, as co-obligor, and The Bank of New York Mellon, as trustee.

4.3	Credit Agreement, dated as of February 28, 2014, among Endo Limited, Endo Management Limited, Endo Luxembourg Holding Company S.a.r.l., Endo Luxembourg Finance Company I S.a.r.l., Endo LLC (formerly known as NIMA Acquisition, LLC), the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, issuing bank and swingline lender.

99.1	Press Release of Endo International plc, dated February 28, 2014.